Exhibit T3E.3

D.R. Horton, Inc.

Offer to Exchange New 9.75% Senior Notes due 2010
for all outstanding 9.75% Senior Subordinated Notes due 2010
(CUSIP No. 23331AAF6) and Solicitation of Consents to Proposed
Amendments to the Related Indenture

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 4, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “CONSENT TIME”). THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 19, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”). EXISTING NOTES VALIDLY TENDERED AND CONSENTS VALIDLY DELIVERED MAY BE WITHDRAWN AND REVOKED AT ANY TIME PRIOR TO THE REVOCATION DEADLINE (AS DEFINED HEREIN).

May 21, 2008

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

D.R. Horton, Inc. (the “Company”) is offering to exchange (the “Offer”), upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) and the accompanying letter of transmittal and consent (the “Letter of Transmittal and Consent”), up to $113.5 million aggregate principal amount of new 9.75% Senior Notes due 2010 (the “New Notes”) for any and all of the Company’s outstanding 9.75% Senior Subordinated Notes due 2010 that are outstanding in the aggregate principal amount of $113.5 million (the “Existing Notes”). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offering Memorandum.

In connection with the Offer, the Company is also soliciting (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in this Offering Memorandum, consents (the “Consents”) from registered holders (collectively, the “Holders” and, each a “Holder”) of the Existing Notes to certain proposed amendments (the “Proposed Amendments”) and related execution of the Supplemental Indenture. The Proposed Amendments would eliminate many of the restrictive covenants contained in the Indenture, dated as of September 11, 2000, as supplemented, among the Company, the guarantors party thereto and American Stock Transfer and Trust Company, as trustee (the “Trustee”) governing the Existing Notes.

Holders must validly deliver (and not validly revoke) Consents in respect of at least a majority in aggregate principal amount of the Existing Notes outstanding and not owned by the Company, any guarantor of the Existing Notes or any affiliate of the Company (the “Requisite Consents”) prior to the Consent Time in order to approve the Proposed Amendments. Any Holder who tenders Existing Notes pursuant to the Offer at or prior to the Consent Time must also deliver a Consent to the Proposed Amendments. Holders who validly tender (and do not validly withdraw) their Existing Notes pursuant to the Offer at or prior to the Consent Time will be deemed to have delivered their Consents by such tender. Such Holders may not revoke a Consent without withdrawing the previously tendered Existing Notes to which such Consent relates. Holders may not deliver Consents without tendering Existing Notes.

Tenders of Existing Notes may be validly withdrawn and Consents may be validly revoked at any time prior to the time that the Requisite Consents have been received (the “Revocation Deadline”) in the manner described in the Offering Memorandum. Tenders of Existing Notes made prior to the Revocation Deadline may be validly withdrawn (and the related Consents validly revoked) at any time prior to the Revocation Deadline, but not thereafter, and tenders of Existing Notes made after the Revocation Deadline may not be validly withdrawn, subject to the limited circumstances described in the Offering Memorandum. A valid withdrawal of tendered Existing Notes prior to the Revocation Deadline will automatically constitute the concurrent valid revocation of such Holder’s related Consent. A valid revocation of a Consent prior to the Revocation Deadline will automatically constitute the concurrent valid withdrawal of the related Existing Notes.

If the Requisite Consents are received (and not revoked prior to the Revocation Deadline) at or prior to the Consent Time and the other conditions set forth in the Offering Memorandum are satisfied or waived, the Company will pay to each Holder who has validly delivered (and not revoked prior to the Revocation Deadline) a Consent prior at or to the Consent Time a consent payment in the amount of $10 for each $1,000 in principal amount of Existing Notes in respect of which such Consent has been validly delivered (the “Consent Payment”), with such Consent Payment to be made in cash on the date of payment under the Offer.

The Company’s obligation to accept for exchange Existing Notes validly tendered and not validly withdrawn is conditioned upon the satisfaction or waiver of the conditions set forth in the Offering Memorandum under “Conditions of the Offer and the Consent Solicitation”. Once the Supplemental Indenture has been executed by the Company, the guarantors of the Existing Notes and the Trustee, the Company agrees to waive all of the General Conditions to the Offer that it is legally permitted to waive (other than a proper tender) with respect to Existing Notes tendered after the Revocation Deadline and at or prior to the Expiration Time.

We are asking you to contact your clients for whom you hold Existing Notes regarding the Offer and the Consent Solicitation. For your use and for forwarding to those clients, we are enclosing the copies of the following documents:

1. The Offering Memorandum and Consent Solicitation Statement dated May 21, 2008.

2. A Letter of Transmittal and Consent to be used to tender Existing Notes for exchange and to deliver Consents to the Proposed Amendments to the Exchange Agent and Information Agent, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information related to backup U.S. federal income tax withholding. An executed facsimile copy of the Consent and Letter of Transmittal may be used to tender Existing Notes and to deliver Consents.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS. Please note that the Consent Solicitation will expire at 5:00 p.m., New York City time, on June 4, 2008, unless extended or earlier terminated. The Offer will expire at 5:00 p.m., New York City time, on June 19, 2008, unless extended or earlier terminated.

In order to tender Existing Notes and deliver Consents by book-entry transfer to the Exchange Agent and Information Agent’s account at the Depository Trust Company (the “DTC”), Holders can execute the tender through the DTC Automated Tender Offers Program (“ATOP”), as described in the Letter of Transmittal and Consent. In order to tender Existing Notes and deliver Consents other than by book-entry transfer, a Holder should send or deliver a properly completed and signed Letter of Transmittal and Consent, certificates for Existing Notes and any other required documents to the Exchange Agent and Information Agent at its address set forth on the back cover page of the Offering Memorandum.

The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Existing Notes or Consents pursuant to the Offer and Consent Solicitation. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

Any inquiries you may have with respect to the Offer or Consent Solicitation should be addressed to MacKenzie Partners, Inc., the Exchange Agent and Information Agent, at the address and telephone number set forth on the back cover of the Offering Memorandum. Additional copies of the enclosed materials may be obtained from the Exchange Agent and Information Agent.

None of the Company, Financial Advisors or the Exchange Agent and Information Agent makes any recommendation as to whether Holders should tender Existing Notes pursuant to the Offer or deliver Consents to the Proposed Amendments pursuant to the Consent Solicitation. The Company has not authorized any person to make any such recommendation. Holders should carefully evaluate all information in the Offering Memorandum and Letter of Transmittal and Consent, consult their own investment and tax advisors, and make their own decisions about whether to tender Existing Notes and, if so, how many Existing Notes to tender and whether to deliver a Consent.

Very truly yours,

D.R. Horton, Inc.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS AN AGENT OF THE COMPANY, THE FINANCIAL ADVISORS, THE EXCHANGE AGENT AND INFORMATION AGENT OR THE TRUSTEE OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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